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                                    EXHIBIT I


Item 3

       (b) X  Bank as defined in Section 3(a)(b) of the Act

                         Chancellor LGT Trust Company

       (c) X Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

                           Chancellor LGT Asset Management, Inc.